Exhibit 99.1

AMERICAN TOWER CORPORATION ANNOUNCES

ACQUISITION OF CONTROLLING INTEREST IN VIOM NETWORKS

Boston, Massachusetts, New Delhi, and Kolkata, India – October 21, 2015: American Tower Corporation (NYSE: AMT), Tata Teleservices Limited, and SREI Infrastructure Finance Limited today announced that they, along with several other minority holders, have entered into a definitive agreement pursuant to which American Tower will acquire a 51% controlling interest in Viom Networks Limited (“Viom”). Viom currently owns and operates approximately 42,200 wireless communications towers and 200 indoor distributed antenna systems across India. The total cash consideration will be INR 76 billion.

At closing, Tata Teleservices Limited will retain a part of its holding, with Macquarie SBI Infrastructure Investments Pte Limited, SBI Macquarie Infrastructure Trust and IDFC Private Equity Fund III retaining certain interests. Under the agreement, American Tower may acquire or be required to acquire all or a portion of the remaining 49% ownership stake in Viom. Additionally, the parties have agreed that, post-closing, American Tower’s existing Indian portfolio of approximately 14,000 towers will be merged with Viom, resulting in certain ownership adjustments.

“With a population of nearly 1.3 billion people, rapidly growing smartphone penetration and limited fixed line infrastructure, India’s vibrant wireless industry is poised for a sustained period of network investment,” said James D. Taiclet, Jr., American Tower’s Chairman, President and Chief Executive Officer. “ATC India’s greatly expanded portfolio of towers will enable us to play a key role in providing the communications real estate essential to the deployment of advanced wireless technologies throughout the country and to support the Indian government’s Digital India Initiative.”

Commenting on the transaction, Ishaat Hussain, Director, Tata Teleservices Limited, said “This partnership with ATC presents an opportunity for Tata Teleservices to leverage an enhanced infrastructure portfolio to better address the rapidly expanding market for next generation data services in India.”

Sunil Kanoria, Chairman and Managing Director of Viom and Vice Chairman of SREI Infrastructure Finance Limited, noted that “We have built one of the best assets in the telecom tower space with robust cash flow stream, the highest tenancy ratio in the industry and a well-diversified tenant mix, besides creating a world class management team. We are pleased to have found a new management team for Viom, and believe that ATC is well positioned to continue to optimize these assets given its proven track record of success. From SREI’s perspective, the divestment of Viom will have a multi-fold impact for SREI improving profitability and will be accretive for both shareholders and SREI.”

American Tower anticipates consolidating the full financial results for Viom after the closing of the transaction. During the quarter ended June 30, 2015, Viom generated the following annualized results: approximately INR 50 billion in rental and management revenue and approximately INR 21 billion in gross margin. In addition, as of September 30, 2015, Viom had approximately INR 58 billion of INR-denominated debt outstanding. American Tower expects the transaction to be immediately accretive to AFFO per share.

Amit Sharma, American Tower’s Executive Vice President and President, Asia, added, “Through our joint ownership with the Tata Group of over 56,000 towers, American Tower will be strategically positioned to benefit from the leasing revenue growth opportunities that will come from the accelerating deployment of 3G and 4G technologies by all of the wireless carriers in the market.”

American Tower intends to finance the transaction in a manner consistent with maintaining its investment grade credit rating. The transaction is subject to customary closing conditions and regulatory approval, and is expected to close in mid-2016.

American Tower utilized Evercore and Kotak Investment Banking as financial advisors and Clifford Chance, AZB & Partners and Luthra & Luthra as legal advisors. Credit Suisse served as exclusive financial advisor to Viom and its shareholders. Cyril Amarchand Mangaldas served as legal advisor to Viom and its primary shareholders.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of multitenant communications real estate with a portfolio of approximately 97,000 communications sites. For more information about American Tower and this transaction, please visit the Company & Industry Resources portion of the “Investor Relations” section of our website, www.americantower.com.

About Tata Teleservices Limited (“TTL”)

TTL is one of India’s leading mobile telecommunications service providers delivering mobile connectivity, content and services to consumers across the country. The company has been at the forefront of redefining the telecom experience in India, launching technologically advanced innovative products and services, playing an enabling role in simplifying consumer lives and expanding digital inclusion. TTL together with its associates has a pan-India presence across India’s 19 telecom circles. TTL offers integrated telecom solutions to its customers under the unified brand name Tata Docomo and operates its wireless networks on GSM, CDMA and 3G technology platforms. For details, visit www.tatateleservices.com.

About SREI Infrastructure Finance Limited (“SREI”)

SREI is one of India’s largest private sector integrated infrastructure institutions, constantly and consistently delivering innovative solutions in the infrastructure sector. The company has been playing a significant role in nation-building for two-and-a-half decades, both in urban and rural India. SREI’s businesses include Infrastructure Project Finance, Advisory and Development, Infrastructure Equipment Finance, Alternative Investment Funds, Capital Market and Insurance Broking. SREI, headquartered in Kolkata, has a network of 86 branches.

Contacts:

American Tower Investor Relations Contact: Leah Stearns

Senior Vice President, Treasurer and Investor Relations

Telephone: (617) 375-7500

ATC India Public Relations Contact: Sunaina Jairath

Image Public Relations

Telephone: 98116 45243

TTL Investor Relations Contact: Anupama Chopra

Email: anupama.chopra@tatatel.co.in

SREI Contact: Sugato Banerji

Head – Brand & Communications

Telephone: 33660 23211

Cautionary Language Regarding Forward-Looking Statements

This press release contains statements about future events and expectations, or “forward-looking statements,” all of which are inherently uncertain. We have based those forward looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding the proposed closing of the transaction described above, expected financial projections for the portfolio and the impact on our consolidated results, the expected cash consideration and the expected sources of funds to pay for the transaction described above. These forward-looking statements involve a number of risks and uncertainties. For important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-K for the year ended December 31, 2014 under the caption “Risk Factors” and in other filings we make with the Securities and Exchange Commission. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

AFFO is a non-GAAP financial measure. For more information, see our Form 10-Q for the quarter ended June 30, 2015 under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Measures” and “– Results of Operations.” Additionally, AFFO per share is a non-GAAP measure, and is defined as AFFO divided by the diluted weighted average common shares outstanding.

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